EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Amendment No. 1 to Registration Statement No. 333-08315 of CalEnergy Company, Inc. on Form S-3 of our reports dated January 26, 1996, appearing in and incorporated by reference in the Annual Report on Form 10-K of CalEnergy Company, Inc. for the year ended December 31, 1995 and to the reference to us under the heading "Experts" in the Prospectus, which is a part of such Registration Statement.


DELOITTE & TOUCHE LLP
Omaha, Nebraska
August 28, 1996